Exhibit 10.1

HDL THERAPEUTICS, INC.
2008 INCENTIVE STOCK OPTION AND RESTRICTED STOCK PLAN

1.                                      Purpose. HDL THERAPEUTICS, INC. (the “Company”) hereby adopts the HDL THERAPEUTICS, INC. 2008 INCENTIVE STOCK OPTION AND RESTRICTED STOCK PLAN (the “Plan”) for the purposes of attracting and retaining employees of the Company or any Affiliate (as hereinafter defined) of the Company (“Employees”), non-Employee members of the Company’s Board of Directors (the “Directors”), and non-Employee and non-Director consultants and advisors (collectively, “Outsiders”; together with Employees and Directors, “Participants”) of superior ability, encouraging ownership by selected Participants of common stock of the Company (the “Common Stock”), and providing an additional incentive to Participants to promote the success of the Company and its Affiliates.

2.                                      Plan Committee. This Plan shall be administered by the Board of Directors of the Company or by such committee of the Board of Directors of the Company as such Board may hereafter designate from time to time for such purpose. The Board of Directors or any such committee of the Board of Directors of the Company delegated the authority to administer this Plan shall be hereinafter referred to as the “Committee.” The Committee shall satisfy such criteria as are then necessary in order to facilitate exemption of compensation paid pursuant to this Plan from the tax deduction limits imposed by Section 162 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, in the event the Committee is not the entire Board of Directors of the Company or if the Company has a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all members of the Committee shall be “Non-Employee Directors”, as such term is defined in Rule 16b-3 of the Exchange Act; provided, however, that the Board of Directors or the Committee may, to the extent that it deems necessary to comply with Code Section 162(m) or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Code Section 162(m).

3.                                      Plan Eligibility. The Committee may grant options pursuant to the section entitled “OPTIONS” under this Plan (each an “Option”) or restricted stock pursuant to the section entitled “RESTRICTED STOCK” under this Plan (each a “Restricted Stock Grant”) only (a) to Employees of the Company or an Affiliate whose services are provided to the Company or an Affiliate at least 30 hours per week, (b) Directors who are not Employees, and (c) Outsiders having a written consulting or advisory agreement in effect with the Company (each of the foregoing, without distinction among them, an “Optionee”); provided, however, that no Director proposed to receive an Option or Restricted Stock Grant shall participate in any vote of the Committee with respect to the grant thereof. A non-Employee or non-Director consultant shall not be eligible for the grant of an Option or Restricted Stock Grant if, at the time of grant, either the offer or the sale of the Company’s securities to such consultant is not exempt under Rule 701 (“Rule 701”) of the Securities Act of 1933, as amended (the “Securities Act”) because of the nature of the services that the consultant is providing to the Company, because the consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

4.                                      Shares Subject to Plan. The aggregate number of shares of Common Stock of the Company that may be issued pursuant to Options or Restricted Stock Grants shall not exceed 2,300,000 shares of Common Stock (the “Shares”). For clarity, the limitation in this Section 4 is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Such number, however, shall be subject to appropriate increase or decrease in the event of any future stock dividend or other recapitalization of the Common Stock of the Company. In the event of a lapse of any Option or forfeiture of Common Stock under the terms of a Restricted Stock Grant, the shares of Common Stock not purchased under that lapsed Option or forfeited under such Restricted Stock Grant shall again be available for grant under a new Option or Restricted Stock Grant. Any shares reacquired by the Company as consideration for the exercise of an Option shall again become available for issuance under the Plan. If an Option or Restricted Stock Grant (a) expires or otherwise terminates without having been exercised in full or (b) is settled in cash (i.e., the holder of such Option or Restricted Stock Grant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be issued pursuant to the Plan. Notwithstanding the provisions of this Section 4, any such shares shall not be subsequently issued pursuant to the exercise of Qualified Options.

OPTIONS

5.                                           Grant of Options. The Committee may, from time to time, grant Options to Optionees by means of the form of option grant which is attached as Exhibit A to this Plan or pursuant to any other instrument that references and incorporates this Plan and modifies, as permitted hereby, default provisions of this Plan (each an “Option Grant”). An Option Grant shall not be valid unless signed by an authorized officer of the Company and acknowledged by the Optionee.

6.                                      Nature of Options. Options shall either (a) meet the requirements of Code Section 422 (“Qualified Options”), or (b) not meet such requirements (“Non-Qualified Options”). The Committee may only grant Qualified Options to Employees who meet the requirements of Code Section 3401(c). At the time of the grant of an Option, the Committee shall specify whether the Option is a Qualified Option or a Non-Qualified Option and shall designate it as such in the Option Grant relating thereto. If for any reason an Option or any portion thereof intended to be a Qualified Option does not qualify as such under Code Section 422, either at the time of grant or at any time thereafter, such failure to qualify shall not invalidate the Option (or such portion), and instead such Option (or portion thereof) shall be deemed to have been granted as an Non-Qualified Option, notwithstanding the fact that the same had been designated as a Qualified Option in the Option Grant. If an Option is not specifically designated as a Qualified Option, then the option shall be a Non-Qualified Option.

7.                                      Time of Option. Each Option Grant and exercise of Options under this Plan shall be subject to the following:

7.1                               Time of Grant. The Committee may grant Options under this Plan from the date of adoption of this Plan by the Board of Directors of the Company (the “Adoption Date”), to and including (but not after) 10 years after such date.

7.2                               Vesting. Each Option granted under this Plan shall be exercisable, in whole or in part, from and after the date specified in the Option Grant. The Committee shall determine and specify in each Option Grant the vesting requirements relating thereto, with vesting to occur only upon either satisfaction of specific performance criteria or the completion of specified periods of continued employment with, or service to, the Company; provided, however, that in the event an Option Grant shall fail to specify a vesting schedule, the related Option shall be deemed vested as to 25% of the number of shares of Common Stock subject thereto on the first anniversary of the date of the Option Grant, with the remainder vesting in equal amounts on the first day of each of the following 36 calendar months.

7.3                               Expiration. Unless otherwise stated in an Option Grant, each Option granted under this Plan shall automatically expire 10 years after the date of grant; provided, however, that any Qualified Option granted to any Employee who, at the time of the grant of the Option, owns (individually or through members of his/her family) more than 10% of the Common Stock of the Company (each an “Insider”) shall expire no more than 5 years after the date of grant.

7.4                               Limitation on Exercise. No exercise of rights under an Option shall be permitted prior to the vesting date of those rights. No exercise of rights under an Option shall be permitted following the expiration of that Option or, if applicable, the forfeiture of the rights under that Option pursuant to Section 11 hereof.

7.5                               Non-Exempt Employees. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

8.                                      Shares Subject to Option. Options granted may be for any number of shares of Common Stock, as determined by the Committee, subject to the limitation that the number of Shares for which an exercise of a Qualified Option for the first time in any calendar year shall not have an aggregate Fair Market Value (as hereinafter defined), determined at the time of the issuance of the Option Grant, in excess of $100,000.

9.                                      Option Price/Payment Terms. The price and payment terms applicable to any purchase of Common Stock under an Option shall be as follows:

9.1                               Price. The price for each share of Common Stock purchased upon exercise of any Option (the “Exercise Price”) shall be determined as follows:

9.1.1                     The Exercise Price under a Qualified Option shall be not less than 100% of the Fair Market Value of the Common Stock at the time of issuance of the Option; provided, however, that if an Option is granted to an Employee who, at the time of the grant of the Option is also an Insider, then the Exercise Price shall be not less than 110% of the Fair Market Value of the Common Stock at the time of issuance of the Option.

9.1.2                     The Exercise Price for each share of Common Stock to be purchased under a Non-Qualified Option shall be determined by the Committee at the time of grant and set forth in the Option Grant; provided, however, the Exercise Price for a Non-Qualified Option shall not be less than 100% of the Fair Market Value of the Common Stock at the time of issuance of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Qualified Options).

9.1.3                     For purposes of this Plan, the per share “Fair Market Value” of the Common Stock shall be (a) the closing sale price for a share of the Common Stock reported (i) on any national exchange on which the Company is listed, or (ii) the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) as of the date upon which the Company grants an Option, provided the Common Stock is authorized for quotation as a NASDAQ National Market System Security for such date (or, if no sale is so reported for such date, for the latest preceding date on which such a sale was so reported), or (b) if the Common Stock is not so listed or authorized for quotation, the price determined by the reasonable application of a reasonable valuation method as described in Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) at the time of the grant of each Option. In the event of any stock dividend or other recapitalization of the Common Stock following the date of the grant of an Option, the Exercise Price and number of shares of Common Stock subject to an Option shall be proportionately adjusted to reflect the stock dividend or other recapitalization and the aggregate Exercise

Price of the Option shall not be less than the aggregate Exercise Price of the Option before the stock dividend or other recapitalization.

9.2                               Payment Terms. In general, an Optionee shall pay the Company by cash, check, bank draft or money order payable to the Company the Exercise Price in full at the time of delivery of the Notice of Exercise. However, the Committee, in its discretion, may at the time of the issuance of the Option Grant or at any time thereafter, agree to (a) permit an Optionee to pay the Exercise Price in one or more deferred installments, upon such terms as the Committee deems advisable; provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the imputation of interest income to the Company and compensation income to the Optionee under any applicable provisions of the Code, and (ii) the classification of the Option as a liability for financial accounting purposes, (b) declare and pay bonuses to Employees to fund part or all of the Exercise Price, or (c) to the extent that the value of the Common Stock issuable upon the exercise of an Option is greater than the aggregate Exercise Price, allow the Optionee to use a portion thereof to pay such aggregate Exercise Price.

10.                               Exercise of Options. Optionees may exercise Options at any time prior to the expiration date specified in the related Option Grant by delivering a notice in the form attached hereto as Exhibit B (the “Notice of Exercise”), together with tender of the payment of the aggregate Exercise Price for the Common Stock subject to that Notice of Exercise. If financing is provided by the Company for such purchase, then such tender shall include an executed promissory note for the financed portion of the Exercise Price. An Optionee may exercise an Option in whole or in part.

11.                               Forfeiture of Options. Options shall be subject to forfeiture under the following circumstances:

11.1                        Forfeiture of Employee Options. If an Employee ceases to be employed by the Company while any Option remains outstanding, the unvested rights under that Option shall automatically expire as of the effective date of the termination of employment and the vested rights under that Option shall expire as follows:

11.1.1              If the termination of employment was due to the death or disability of the Employee, then the vested rights under the Option shall expire at the earlier of the expiration date stated in the Option Grant or 1 year after the effective date of termination of employment.

11.1.2              If the termination of employment was due to the resignation of the Employee, then the vested rights under the Option shall expire at midnight on the 90th day after the effective date of termination of employment.

11.1.3              If the termination of employment was due to the termination of the Employee by the Company for reasons other than the “gross misconduct” of the Employee, then the vested rights under the Option will expire at midnight on the 90th day after the effective date of termination.

11.1.4              If the termination of employment was due to the termination of the Employee by the Company as a result of the “gross misconduct” of the Employee, then the vested rights under the Option will expire immediately upon the effective date of termination of employment.

For purposes of this Plan, “gross misconduct” of an Employee shall include and be limited to (a) fraud, embezzlement, theft or similar dishonest conduct on the part of the Employee in the course of employment with the Company, (b) conviction of the Employee of a crime which, in the reasonable determination of the Board of Directors of the Company, materially and adversely affects the business, prospects and/or reputation of the Company, (c) violation by an Employee of any agreement with, or any policy or procedure of the Company, or (d) willful misuse or improper disclosure by the Employee of proprietary information of the Company. The determination of the Board of Directors of the Company as to “gross misconduct” for purposes of this Plan shall be final and shall not be subject to challenge or appeal.

11.2                        Forfeiture of Non-Employee Director and Outsider Options. If a non-Employee Director or an Outsider’s Continuous Service (as defined below) to the Company terminates while any Option remains outstanding, the unvested rights under that Option shall automatically expire as of the effective date of termination of Continuous Service and the vested rights under that Option shall expire as follows:

11.2.1              If a non-Employee Director or an Outsider’s Continuous Service to the Company terminates by reason of death or disability, then the vested rights under any Non-Qualified Option issued to such Director or Outsider shall expire at the earlier of the expiration date stated in the Option Grant or one (1) year after the effective date of such termination.

11.2.2              If a non-Employee Director’s or Outsider’s Continuous Service to the Company terminates by reason of the breach by the non-Employee Director or Outsider of any of such Director’s or Outsider’s obligations to the Company or its shareholders, then all outstanding Non-Qualified Options held by such Director or Outsider shall automatically be canceled.

11.2.3              Termination of a non-Employee Director’s or Outsider’s Continuous Service to the Company for any other reason shall cause the vested rights on any Non-Qualified Options issued to such Director or Outsider to expire on midnight on the 90th day after the effective date of termination unless the Committee shall, in its discretion, allow for a longer period following such termination for exercise of such Director’s or Outsider’s Options not to exceed the earlier of the expiration date stated in the Option Grant or 10 years from the date of the Option Grant.

For purposes of this Plan, “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Outsider, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director, or Outsider or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the entity for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Committee in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Option or Restricted Stock Grant only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

12.                               Changes in Control and Other Extraordinary Transactions.

12.1                        Certain Definitions. As used in this Section, the following terms shall have the meanings set forth below:

12.1.1              “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Committee shall have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.

12.1.2              “Cash-Out Amount” means, with respect to any Cash Transaction and any Option, an amount in cash equal to the difference between (a) the amount of cash to be paid to holders of the Company’s Common Stock for each share exchanged or surrendered in the transaction, multiplied by the number of shares of Common Stock for which such Option is exercisable or as accelerated by the Board of Directors, and (b) the exercise price for such shares under such Option.

12.1.3              “Cash Transaction” means a merger or other transaction in which holders of the Common Stock receive a cash payment for each share exchanged or surrendered in such merger or other transaction.

12.1.4              “Cause” means (a) if the Optionee is an employee, “gross misconduct” as defined in Section 11.1.4 hereof, or (b) if the Optionee is not an Employee, willful misconduct by the Optionee or willful failure to perform his or her responsibilities in the best interests of the Company or any acquiring or succeeding entity (including, without limitation, breach by the Optionee of any provision of any consulting, employment, nondisclosure, non-competition or other agreement between the Optionee and the Company or such entity), as determined by the Board of Directors of the Company or the board of directors or equivalent managerial body of such acquiring or succeeding entity, which determination shall be final and not subject to challenge or appeal.

12.1.5              “Change in Control” means (a) any merger or consolidation of the Company with or into another entity, other than a merger or consolidation in which the shareholders of the Company immediately before the transaction will own immediately thereafter, directly or indirectly, securities having a majority in ordinary voting power of the outstanding securities of the surviving or resulting entity, and (b) any sale by the Company of all or substantially all of its assets, other than a sale of assets in which the shareholders of the Company immediately before the transaction will own immediately thereafter, directly or indirectly, securities having a majority in ordinary voting power of the outstanding securities of the acquiror of the Company’s assets.

12.1.6              “Extraordinary Transaction” means (a) any merger or consolidation of the Company with or into another entity, (b) any sale by the Company of all or substantially all of its assets, or (c) any sale or other transfer of shares of stock by one or more shareholders of the Company as a result of which any one transferee, together with the transferee’s Affiliates, will become the owner of a majority in ordinary voting power of the Company’s outstanding stock.

12.1.7              “Publicly Traded” means, with respect to any securities of a kind acquirable upon exercise of an Option, that there are shares of such class of securities that are traded on or through a national securities exchange or the National Association of Securities Dealers Automated Quotation System or any similar public securities market.

12.1.8              “Service” means, with respect to any Optionee, such Optionee’s service as an employee, officer or director of, or consultant or advisor to, the Company or any acquiring or succeeding corporation or entity, as the case may be.

12.1.9              “Unvested Shares” means, with respect to any Option at any time, any shares that are not then acquirable upon exercise of such Option but that will become acquirable at a future date if the Optionee continues to provide Service to the

Company through that date. Unvested Shares do not include any shares that will become exercisable only if specified performance targets are met.

12.2                   Extraordinary Transactions in General. In the event of an Extraordinary Transaction in which all or substantially all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or entity, the Board of Directors of the Company, or any corporation or entity assuming the obligations of the Company, shall take any one or a combination of the following actions as to all outstanding Options (and need not take the same action as to each such Option):

12.2.1              provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation or business entity (or an affiliate thereof), so long as (a) the assumption or substitution of a Qualified Option satisfies the requirements of Treasury Regulation Section 1.424-1, and (b) the assumption or substitution of a Non-Qualified Option satisfies the requirements of Treasury Regulation 1.409A-1(b)(5)(v)(D):

12.2.2              in the event of a Cash Transaction, make or provide for a cash payment of the Cash-Out Amount upon exercise of such Option, in lieu of the shares of Common Stock (or other securities) which the Optionee otherwise would be entitled to receive upon exercise of such Option;

12.2.3              provide for net or “cashless” exercise of Options based upon the difference between the value of Common Stock in the Extraordinary Transaction and the Exercise Price of such Option; or

12.2.4              upon written notice to the Optionee, provide that all unexercised Options that are then exercisable or would become exercisable by virtue of such Extraordinary Transaction will terminate prior to or upon the consummation of the transaction and may only be exercised by the Optionee within a specified period following the date of such notice.

In the event of an Extraordinary Transaction in which some but less than substantially all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or entity, the Board of Directors of the Company, or the corporation or entity assuming the obligations of the Company, may in its discretion, take any one or a combination of the actions set forth in Sections 12.2.1, 12.2.2 and 12.2.3.

12.3                        Election to Cash-Out Options Upon Certain Changes in Control. Notwithstanding the foregoing, in the event an Option will terminate if not exercised prior to the effective time of an Extraordinary Transaction, the Board of Directors may provide, in its sole discretion, that the Optionee need not exercise such Option to receive a payment, in lieu of such exercise and in such form as may be determined by the Board of Directors, equal in value to the excess, if any, of (a) the value of the property the

Optionee would have received upon the exercise of the Option, over (b) any exercise price payable by such holder in connection with such exercise.

12.4                        Certain Exceptions. Notwithstanding anything herein to the contrary, the Board of Directors by majority vote may provide in any Option Grant that any or all of the preceding provisions of this Section 12 shall not apply to the Options granted under that Agreement.

12.5                        Substitute Options. The Company may grant Options in substitution for Options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The substitution of a Qualified Option shall satisfy the requirements of Treasury Regulation Section 1.424-1. The substitution of a Non-Qualified Option shall satisfy the requirements of Treasury Regulation 1.409A-1(b)(5)(v)(D).

12.6                        Options Held by Persons other than Current Participants. Except as otherwise stated in the Option Grant, in the event of a Extraordinary Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Options or substitute similar options for such outstanding Options, then with respect to Options that have not been assumed, continued or substituted and that are held by persons other than current Participants, the vesting of such Options (and, if applicable, the time at which such Option may be exercised) shall not be accelerated and such Options shall terminate if not exercised (if applicable) prior to the effective time of the Extraordinary Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Options shall not terminate and may continue to be exercised notwithstanding the Extraordinary Transaction.

13.                          Option is Discretionary. The grant by the Committee of any Option is entirely discretionary and nothing in this Plan shall be deemed to give any employee of the Company or any other person any right to participate in this Plan or to receive Options. Except as provided in Sections 11 and 12 hereof, the exercise of any Option granted under this Plan is entirely discretionary with the Optionee and nothing in this Plan shall be deemed to require any Optionee to exercise any Option.

14.                               Restrictions on Transfers.

14.1                        Restriction on Transfer of Options.

14.1.1              The rights of an Optionee under an Option shall not be transferable or assignable by that Optionee other than by will or by laws of descent upon death. During the lifetime of the Optionee, the Option shall be exercisable only by that Optionee; provided, however, that the Board of Directors may, in its sole discretion, permit transfer of the Option to such extent as permitted by Rule 701 of the Securities Act at the time of the grant of the Option and in a manner consistent with applicable tax and securities laws upon the Optionee’s request.

14.1.2              Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Qualified Option may be deemed to be a Non-Qualified Option as a result of such transfer.

14.1.3              Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from the Option exercise.

14.2                        Restrictions on Transfer of Option Stock. Except as permitted under Section 9.2 and or Section 12.2, Optionees shall not dispose of any Common Stock acquired by exercise of Options (“Option Stock”) within 2 years of the date of the Option Grant under which that Option Stock was acquired, or within 1 year from the date that Option Stock was issued, whichever is longer. For purposes of this Section, a disposition shall include any transfer or purported transfer of Option Stock, whether voluntary or involuntary, whether with or without valuable consideration and whether by sale, pledge, gift, foreclosure or otherwise.

14.3                        Company Right of First Refusal. If, during the period between the expiration of the applicable time period for disposition of any Option Stock set forth in Section 14.2 and the initial public offering of the Company’s capital stock pursuant to an effective registration statement under the Securities Act (the “Initial Public Offering”), any Optionee shall propose to voluntarily transfer any Option Stock, the Optionee shall deliver written notice of the proposed disposition to the Company, which notice shall specify the proposed transferee, the number of shares of Option Stock proposed to be transferred and the price and other terms of the transfer (the “Offer Notice”). The Company shall thereupon have the right, exercisable by written notice delivered to the Optionee within 45 days following the date of its receipt of the Offer Notice, to elect to acquire the Option Stock proposed to be transferred, with the terms of acquisition being the terms set forth in the Offer Notice. If the Company delivers such notice within such 45 day period, then the Optionee shall sell, and the Company shall purchase, the Option Stock proposed to be transferred on the 10th day (or next business day thereafter) following the date of delivery of such notice by the Company. Alternatively, if the Company fails to deliver such notice within such period, then the Optionee may proceed with the transfer of the Option Stock to the party upon the terms specified in the Offer Notice. This Section 14.3 shall have no further effect upon the occurrence of the Initial Public Offering.

15.                               Redemption of Option Stock. Until the occurrence of the Initial Public Offering, all Option Stock shall be subject to redemption by the Company as follows:

15.1                        Termination of Employment. Upon termination of the employment of an Employee or the relationship between a Director or an Outsider and the Company for any reason other than death, disability or, in the case of an Employee, retirement at or after the age of 65, the Company shall have the option, exercisable by written notice delivered to the Optionee (or the legal representative of the Optionee) within one (1) year after the effective date of termination of employment, to purchase all (but not less than all) of the Common Stock acquired by the Optionee under this Plan at the price and terms determined as follows:

15.1.1              The Company and the Optionee (or legal representative of the Optionee) shall attempt to agree upon a redemption price within fifteen (15) days after the Company shall have delivered notice to the subject Optionee of its election to redeem such Optionee’s Option Stock. If the Company and the Optionee (or legal representative of the Optionee) cannot agree upon a redemption price within such time period, then the Company and the Optionee (or the legal representative of the Optionee) shall attempt to agree upon an independent third party to appraise the Option Stock. If they are unable to agree upon an appraiser, then the appraisal shall be conducted by a panel of 3 appraisers, one of whom shall be selected (and compensated) by the Company, one of whom shall be selected (and compensated) by the Optionee (or the legal representative of the Optionee) and one of whom shall be selected by the first two (2) appraisers and compensated in equal shares by the Company and the Optionee (or the legal representative of the Optionee). The appraiser(s) shall be directed to determine the fair market value of the Option Stock being redeemed, taking into account the financial condition of the Company and the fact that the Option Stock may or may not constitute a minority interest, but not taking into account the restrictions contained in this Plan. The determination of the appraiser(s) shall be communicated to the Company and the Optionee (or the legal representative of the Optionee) by written notice. That determination shall be binding upon the Company and the Optionee (or the legal representative of the Optionee) and shall not be subject to challenge or appeal.

15.1.2              Unless otherwise agreed by the Company and the Optionee (or the legal representative of the Optionee), the redemption price shall be payable, at the option of the Company, in one installment at the time of closing or in a series of up to 36 consecutive monthly installments beginning on the first day of the month following the closing. If the Company elects to make payment in deferred installments, then interest shall accrue on the unpaid balance of the redemption price at the prevailing London Interbank Offering Rate (LIBOR), adjusted when and as such rate is adjusted.

15.1.3              The closing of the redemption shall take place at the offices of the Company on a date designated by the Company which shall be not less than 10 days no more than 30 days after the date that the appraisal has been delivered to the Company and the Optionee (or the legal representative of the Optionee). At the closing, the Company shall pay the price in full (or the first installment and deliver a promissory note for the remaining balance) and the Optionee shall endorse in blank and deliver to the Company the stock certificate representing the Option Stock being redeemed. By delivery of the stock certificate, the Optionee shall warrant marketable title to the shares of Option Stock, free and clear of all liens and encumbrances.

15.1.4              The rights of the Company under this Section 15.1 are assignable to any person or entity upon the approval of the Board of Director of the Company.

15.2                        Approved Offer. If the Board of Directors of the Company at any time adopts a resolution recommending that all shareholders of the Company sell their Common Stock to a third party under an offer approved by the Board of Directors of the Company (each an “Approved Offer”), and if an Optionee holding Option Stock does not within 10 days after receipt of such notice commit to proceed as recommended by the Company, then the Company shall have the option, exercisable by written notice delivered within 20 days after the expiration of such 10 day period, to redeem such Option Stock at the price and upon the terms contained in the Approved Offer, with the closing of such redemption to occur on the 30th day following the date of delivery of such notice.

16.                               Limitation of Rights. An Optionee shall not have any rights as a stockholder with respect to any Common Stock which is the subject of an Option unless and until the date that a stock certificate is issued for such Common Stock pursuant to an exercise of the Option. No adjustment shall be made for dividends or otherwise if the record date for dividends is prior to the date of the issuance of such stock certificates.

17.                                    No Right to Continued Employment. The grant of an Option by the Company to an Employee under this Plan shall not in any way establish any continuing right of that Employee to employment with the Company and all employees of the Company shall remain “at will” employees, unless the Company shall otherwise agree in a separate instrument.

RESTRICTED STOCK

18.                               Grants of Restricted Stock. The Committee may, in its discretion, make grants of Common Stock to Participants in such number of shares of Common Stock (“Restricted Stock”), subject to risk of forfeiture and subject to such other terms and restrictions (including, without limitation, restrictions on transfer) as may be set forth in a written agreement between the Company and the grantee of such Common Stock (each a “Restricted Stock Agreement”). Each Restricted Stock Agreement shall contain a representation of the grantee that he or she has received and reviewed a copy of this Plan. To the extent consistent with the Company’s Bylaws, at the Board of Directors’ election, shares of Common Stock may be (a) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Grant lapse; or (b) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board of Directors. A Restricted Stock Grant may be awarded in consideration for (i) past or future services actually or to be rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board of Directors in its sole discretion and permissible under applicable law.

19.                               Time of Restricted Stock Grants. The Committee may make Restricted Stock Grants under this Plan from the adoption date to and including (but not after) 10 years after such date.

20.                               Risk of Forfeiture. The Committee shall determine and specify in each Restricted Stock Agreement the circumstances under which the Restricted Stock granted thereunder shall be subject to forfeiture, which may include satisfaction of specific performance criteria and/or the completion of specified periods of continued employment with, or service to, the Company.

21.                               Voting Proxy. In the applicable Restricted Stock Agreement, each grantee of Restricted Stock shall grant to the Secretary of Company an irrevocable proxy, coupled with an interest, to vote all of the Shares of Restricted Stock that remain subject to risk of forfeiture under such Restricted Stock Agreement, provided that the Secretary of Company votes such shares on any matter put to a vote of the shareholders of Company in the same proportion (rounded to the nearest whole share) as (a) the shares of Common Stock are voted on such matter by all of the other holders of Company’s Common Stock, when voting as a separate class, or (b) the shares of Common Stock and all other series and classes of the Company’s capital stock are voted on such matter by all of the other holders of Company’s capital stock, without regard to series or class.

22.                               Escrow. For purposes of facilitating the forfeiture rights of the Company set forth in each Restricted Stock Agreement, the grantee of any shares of Restricted Stock shall deliver to the Secretary of Company any certificate(s) for such shares that remain subject to forfeiture under such Restricted Stock Agreement, together with a stock power executed by such grantee, in blank. The Secretary of Company or his or her designee (in either such case, the “Escrow Agent”) may hold such certificate(s) and stock power(s) in escrow and take all such actions and to effectuate all forfeitures contemplated by such Restricted Stock Agreement. Such escrow shall remain in effect so long as any shares of Restricted Stock remain subject to forfeiture under such Restricted Stock Agreement. As soon as any such shares of Restricted Stock cease to be subject to forfeiture, the Company shall give notice thereof to the Escrow Agent and the Escrow Agent shall release the same (together with any stock power relating thereto) to such grantee as and when requested by such grantee in writing to Company; provided, however, that Company shall be obligated to do so not more often than at the end of each calendar quarter thereafter and at such time as such shares are no longer subject to forfeiture;

provided further, however, that Company shall release any of such shares upon the occurrence of any event resulting in an acceleration of the lapse of forfeiture restrictions as provided in such Restricted Stock Agreement. By acknowledgement of this Plan in a Restricted Stock Agreement, each grantee of Restricted Stock acknowledges that the Escrow Agent is so appointed as a material inducement to the grant of such Restricted Stock, that such appointment is coupled with an interest, and is irrevocable. The Escrow Agent shall not be liable to such grantee or the Company (or to any other party) for any actions or omissions other than those constituting willful misconduct or gross negligence. The Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine.

23.                               Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Grant Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Grant Agreement, as the Board of Directors shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Grant Agreement remains subject to the terms of the Restricted Stock Grant Agreement.

24.                               Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Grant Agreement.

GENERAL

25.                               Securities Laws.

25.1                        Conditioned upon Availability of Exemption. Any grant of Options or Restricted Stock under this Plan shall be conditioned on the availability of exemptions from the registration requirements of the Securities Act and applicable state securities laws (collectively, the “Securities Laws”). In addition, the Committee may condition any such grant on the receipt by the Company of such agreements, representations and warranties from the Optionee or grantee of Restricted Stock as the Company may request for the purpose of establishing the availability of such exemptions. Any such grant that is not so exempt shall be null, void and of no effect.

25.2                        Securities Laws. No person shall dispose of any Option Stock or Restricted Stock (together, without distinction, the “Stock”) unless in compliance with the Securities Laws. The Stock will not be registered under the Securities Laws and will be issued pursuant to exemptions therefrom. In the Notice of Exercise and the Restricted Stock Agreement, each Optionee and grantee of Restricted Stock shall acknowledge to the Company that the Stock will be, or has been, acquired pursuant to an exemption from the Securities Laws and that the Optionee or such grantee is acquiring the Stock for investment purposes and not with a view to subsequent sale or redistribution. The Stock may not be transferred unless a registration statement for such Stock is then in effect or the transfer is otherwise exempt from registration.

25.3                        Restrictive Legend. Each certificate representing shares of Stock shall be imprinted with legends in substantially the following form:

“The Common Stock represented by this Stock Certificate has been issued pursuant to the HDL THERAPEUTICS, INC. 2008 INCENTIVE STOCK OPTION AND RESTRICTED STOCK PLAN (the “Plan”). [FOR OPTIONS: Pursuant to the Plan, any disposition of the Common Stock is subject to substantial restrictions and HDL THERAPEUTICS, INC. has the right to redeem the Common Stock under specified circumstances. A copy of the Plan is maintained in the offices of HDL THERAPEUTICS, INC., and may be reviewed upon request.] [FOR RESTRICTED STOCK: Such Common Stock has been issued pursuant to a Restricted Stock Agreement that sets for the restrictions applicable thereto, including the circumstances under which such Common Stock is forfeit. A copy of such Agreement is maintained in the offices of HDL THERAPEUTICS, INC., and may be reviewed upon request.]”

“The Common Stock represented by this certificate has not been registered under the Securities Act or the securities laws of any state. Accordingly, such Common Stock may not be sold or otherwise disposed of, or transferred, unless a registration statement relating to the Common Stock is then in effect under such Act and applicable state securities laws, or unless an exemption from registration is established under those laws. Any transfer pursuant to exception from applicable federal and state securities laws is subject to the written consent of HDL THERAPEUTICS, INC. which may condition such consent upon receipt of the opinion of counsel, in form and substance satisfactory to HDL THERAPEUTICS, INC., to the effect that such registration is not required.”

25.4                        Lock-Up Restriction. In connection with a firm commitment underwritten public offering of securities of the Company, if requested by the issuer or its principal underwriter, each holder of Stock will: (a) not sell or otherwise transfer any such shares of Stock not included in such underwriting during the one hundred eighty (180) day period (or such shorter or longer period as the underwriter may require of the principal security holders of the issuer) following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering; and (b) execute such instruments as the underwriter may reasonably require to evidence compliance with this subsection.

25.5                        Stop Transfer Orders. The Company may place a “stop transfer” order against shares of Stock issued upon exercise of any Option or pursuant to a Restricted

Stock Agreement until full compliance with all restrictions and conditions set forth in this Section.

26.                               Reclassifications. If there shall be any reclassification, capital reorganization, subdivision, combination or stock dividend or any other similar change affecting the Common Stock, then number of shares of Common Stock subject to any Option and the Exercise Price thereof shall be shall be proportionately and automatically adjusted and the aggregate Exercise Price of the Option shall not be less than the aggregate Exercise Price of the Option before the reclassification, capital reorganization, subdivision, combination or stock dividend or any other similar change affecting the Common Stock. Any such change shall be final and binding upon each Optionee. The instrument or action of the Board of Directors of the Company or committee thereof effecting any such change may provide for the elimination of any fractional share subject to an Option resulting therefrom.

27.                               Taxes.

27.1                        Withholding for Options. Upon the disposition by an Optionee or other person of shares of Option Stock acquired pursuant to the exercise of a Qualified Option prior to satisfaction of the holding period requirements of Code Section 422, or upon the exercise of a Non-Qualified Option, the Company shall have the right to (a) require such Optionee or such other person to pay by cash or check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions, or (b) deduct from amounts paid in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. Notwithstanding the foregoing, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Option Stock under this Plan, the Optionee may elect, pursuant to such rules as the Committee may establish, to have the Company reduce the number of such shares issued by the appropriate number of shares to accomplish such withholding; provided, the Committee may, in its discretion, impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements.

27.2                        Withholding for Restricted Stock. Upon the grant of Restricted Stock, the Company shall have the right to require the grantee to pay by cash or check payable to the Company, the amount of any taxes which the Company may be required to withhold as a consequence of such grant.

27.3                        Loans to Pay Taxes. Subject to applicable laws, rules or regulations, the Committee may, in its discretion, permit a loan from the Company to an Optionee or grantee of Restricted Stock in the amount of any taxes which the Company may be required to withhold, or the grantee be required to pay, with respect to shares of Common Stock received upon exercise of an Option or upon grant of Restricted Stock. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and rules as the Committee may establish, in its discretion.

27.4                        Elections under Code Section 83(b). Any grantee of Restricted Stock shall be entitled to make an election with respect thereto under Code Section 83(b) and to pay taxes in respect of such Restricted Stock Grant upon the basis of such election. The Company shall have no obligation or liability with respect to any such filing, the value of the Restricted Stock declared therein or the timing of any such election.

28.                               Amendment, Termination and Suspension.

28.1                        Plan. The Committee may, at any time, terminate or, from time to time, amend, modify or suspend this Plan (or any part hereof) other than Section 12.

28.2                        Approval. If an amendment of this Plan would (a) materially increase the benefits accruing to Participants, (b) increase the aggregate number of shares of Common Stock which may be issued under this Plan, or (c) modify the requirements of eligibility for participation in this Plan, the amendment shall be approved by the Board of Directors of the Company or the Committee and, to the extent then required by Code Section 422, by a majority of the stockholders of the Company.

28.3                        Options. With the consent of the affected Optionee, the Committee may, make such modifications of the terms and conditions of such Optionee’s Option as it shall deem advisable. No modification of any other term or provision of any Option which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such Option as are not inconsistent with or prohibited by this Plan or Code Section 409A.

28.3.1              No Modification of Existing Options. In the case of Options issued before the effective date of any amendment, suspension or termination of this Plan, such amendment, suspension or termination shall not, without specific action of the Board of Directors of the Company or the Committee and the consent of the affected Optionee, in any way modify, amend, alter or impair any rights or obligations under any Option previously granted under this Plan.

28.3.2              Qualified Options. The Committee may not amend this Plan in any manner that would have the effect of preventing any Options which were intended to be Qualified Options from being treated as “qualified” incentive stock options under Code Section 422 and the Treasury Regulations promulgated thereunder.

28.3.3              Extensions. An Option may not be amended to provide for an extension of time to exercise the Option, other than at a time when the Exercise Price equals or exceeds the Fair Market Value of the Common Stock that could be purchased. In such case, the Committee, with the consent of the affected Optionee, may, but is not obligated to, extend the exercise period of the Option and the extension shall be treated as the grant of a new Option.

28.3.4              Exercise Price. Notwithstanding anything in this Section 26.3 to the contrary, the Committee does not have the authority to adopt any amendment or agreement that will cause the Exercise Price of an Option (either Qualified and Non- Qualified) to be less than the Fair Market Value of the Common Stock at the time the Option was granted.

28.3.5              Suspension or Termination of Plan. No Options may be granted during any suspension of this Plan or after its termination.

28.4                        Restricted Stock. The terms applicable to a Restricted Stock Grant may only be amended or otherwise modified in accordance with a written amendment of the related Restricted Stock Agreement, executed by the Company and the grantee.

29.                               Administration. This Plan shall be administered by the Committee, which by majority vote of a duly constituted quorum, shall have the power to grant Options and Restricted Stock, to establish rules for administration and interpretation of this Plan, to exercise all rights of the Company under and with respect to this Plan, to determine from time to time (a) which of the persons eligible under the Plan shall be granted Options and/or Restricted Stock Grants; (b) when and how such Options and/or Restricted Stock Grants shall be granted; (c) what type or combination of types of Options and/or Restricted Stock Grants shall be granted; (d) the provisions of each Options and/or Restricted Stock Grants granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to Options and/or Restricted Stock Grants; (e) the number of shares of Common Stock with respect to which Options and/or Restricted Stock Grants shall be granted to each such person; and (f) the Fair Market Value applicable to such Options and/or Restricted Stock Grants, and otherwise to generally administer this Plan. The Committee, in interpreting this Plan, reserves the right to correct any defect in this Plan, to supply any omission from this Plan or to reconcile any inconsistency in this Plan in a manner which is consistent with the objectives stated in the preamble to this Plan or to settle all controversies regarding the Plan and Options and/or Restricted Stock Grants granted under it. Any decision made by the Committee in the administration of this Plan shall be conclusive and binding upon the Company and the affected Optionee(s) and grantees of Restricted Stock Grants and shall not be subject to challenge or appeal.

29.1                        In addition to the foregoing, the Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

29.1.1              To accelerate the time at which Options and/or Restricted Stock Grants may first be exercised or the time during which such Options and/or Restricted Stock Grants or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in such Options and/or Restricted Stock Grants stating the time at which it may first be exercised or the time during which it will vest.

29.1.2              To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Options and/or Restricted Stock Grants granted while the Plan is in effect except with the written consent of the affected Participant.

29.1.3              To amend the Plan in any respect the Committee deems necessary or advisable, including, without limitation, relating to Qualified Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Options and/or Restricted Stock Grants granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 26 relating to reclassification adjustments, to the extent required by applicable law, stockholder approval shall be required for any amendment of the Plan that either (a) materially increases the number of shares of Common Stock available for issuance under the Plan, (b) materially expands the class of individuals eligible to receive Options and/or Restricted Stock Grants under the Plan, (c) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (d) materially extends the term of the Plan, or (e) expands the types of Options and/or Restricted Stock Grants available for issuance under the Plan. Except as provided above, rights under any Options and/or Restricted Stock Grants granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

29.1.4              To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding Qualified Options.

29.1.5              To approve forms of Restricted Stock Grant Agreements or Option Grants for use under the Plan and to amend the terms of any one or more Restricted Stock Grants or Options, including, but not limited to, amendments to provide terms more favorable than previously provided in the Restricted Stock Grant Agreements or Option Grants, subject to any specified limits in the Plan that are not subject to Board of Director discretion; provided however, that, the rights under any Restricted Stock Grants or Options shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Committee may amend the terms of any one or more Restricted Stock Grants or Options if necessary to maintain the qualified status of the Restricted Stock Grants or Options as a Qualified Option or to bring the Restricted Stock Grants or Options into compliance with Section 409A of the Code and any applicable Treasury Regulations promulgated thereunder.

29.1.6              To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Outsiders who are foreign nationals or employed outside the United States.

29.1.7              To effect, at any time and from time to time, with the consent of any adversely affected Participant, (a) the reduction of the exercise price of any outstanding Option under the Plan, (b) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (i) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (ii) a Restricted Stock Grant, (iii) cash and/or (iv) other valuable consideration (as determined by the Committee, in its sole discretion), or (c) any other action that is treated as a repricing under generally accepted accounting principles; provided, however, that no such reduction or cancellation may be effected if it is determined, in the Company’s sole discretion, that such reduction or cancellation would result in any such outstanding Option becoming subject to the requirements of Section 409A of the Code.

29.2                        Delegation to an Officer. The Committee may delegate to one or more officers of the Company the authority to do one or both of the following: (a) designate officers and Employees of the Company or any of its Affiliates to be recipients of Options (and, to the extent permitted by applicable law, Restricted Stock Grants) and the terms thereof, and (b) determine the number of shares of Common Stock to be subject to such Options or Restricted Stock Grants granted to such officers and Employees; provided, however, that the Board of Directors’ resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Options or Restricted Stock Grants granted by such officer and that such officer may not grant Options or Restricted Stock Grants to himself or herself. Notwithstanding the foregoing, the Committee may not delegate authority to an officer to determine the Fair Market Value of the Common Stock pursuant to Section 9.1.3 above.

29.3                        Effect of Committee’s Decision. All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

30.                               Liability/Indemnification. No member of the Committee shall be liable for any act or omission relating to the administration of this Plan excepting acts or omissions of that member which constitute gross negligence or willful misconduct. The Company shall indemnify and hold each present and future member of the Committee harmless from and against all claims, liabilities, damages or expenses (including, without limitation, attorneys fees and disbursements) incurred by such member in connection with or arising out of any claim, suit or proceeding relating any way to the administration or interpretation of this Plan; provided, however, that if, as a result of such claim, suit or proceeding, it is determined that the conduct of such member with respect to this Plan constituted gross negligence or willful misconduct, then such member shall be obligated to reimburse the Company for any amounts paid pursuant to this indemnification.

31.                                    No Deferred Compensation. The Company intends that the granting of any award under this Plan shall not constitute a deferral of compensation as defined in Code Section 409A and the interpretive authorities promulgated thereunder, and the provisions of this Plan shall be construed in a manner to carry out that intention.

32.                                    Availability of Shares. During the terms of the Options and Restricted Stock Grants, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Options and Restricted Stock Grants.

33.                                    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Options or Restricted Stock Grants shall constitute general funds of the Company.

34.                                    Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Options or Restricted Stock Grants unless and until such Participant has satisfied all requirements for exercise of the Options or Restricted Stock Grants pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

35.                               No Employment or Other Service Rights. Nothing in the Plan, any Option Grant or Restricted Stock Grant Agreement any other instrument executed thereunder or in connection with any Options or Restricted Stock Grants granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Options or Restricted Stock Grants was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (c) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

36.                                    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Options or Restricted Stock Grants, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Options or Restricted Stock Grants; and (b) to give written assurances satisfactory to the

Company stating that the Participant is acquiring Common Stock subject to the Options or Restricted Stock Grants for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Options or Restricted Stock Grants has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

37.                                    Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

38.                                    Compliance with Section 409A. To the extent that the Board determines that any Options or Restricted Stock Grants granted hereunder is subject to Section 409A of the Code, the Option Grant or Restricted Stock Grant Agreement evidencing such Options or Restricted Stock Grants shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Option Grant or Restricted Stock Grant Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Options or Restricted Stock Grants may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Option Grant or Restricted Stock Grant Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Options or Restricted Stock Grants from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Options or Restricted Stock Grants, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

39.                                    Compliance with Exemption Provided by Rule 12h-1(f). If: (a) the aggregate of the number of Optionees and the number of holders of all other outstanding compensatory employee stock options to purchase shares of Common Stock equals or exceeds five hundred (500), and (b) the assets of the Company at the end of the Company’s most recently completed fiscal year exceed $10 million, then the following restrictions shall apply during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act: (i) the Options and, prior to exercise, the shares of Common Stock acquired upon exercise of the Options may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-l(f) promulgated under the Exchange Act (“Rule 12h-l(f)”), except: (1) as permitted by Rule 701(c) promulgated under the Securities Act, (2) to a guardian upon the disability of the Optionee, or (3) to an executor upon the death of the Optionee (collectively, the “Permitted Transferees”); provided, however, the following transfers are permitted: (x) transfers by the Optionee to the Company, and (z) transfers in connection with a change of control or other acquisition involving the Company, if following such transaction, the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f); provided further, that any Permitted Transferees may not further transfer the Options; (ii) except as otherwise provided in (i) above, the Options and shares of Common Stock acquired upon exercise of the Options are restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by the Optionee prior to exercise of an Option until the Company is no longer relying on the exemption provided by Rule 12h-1(f); and (iii) at any time that the Company is relying on the exemption provided by Rule 12h-1(f), the Company shall deliver to Optionees (whether by physical or electronic delivery or written notice of the availability of the information on an internet site) the information required by Rule 701(e)(3), (4), and (5) promulgated under the Securities Act every six (6) months, including financial statements that are not more than one hundred eighty (180) days old; provided, however, that the Company may condition the delivery of such information upon the Optionee’s agreement to maintain its confidentiality.

40.                               Approval of Plan. The Adoption Date upon which this Plan has been adopted by the Board of Directors of the Company is April 24, 2008. The shareholders of the Company approved this Plan on April 24, 2008 (the “Effective Date”).

EXHIBIT A

OPTION GRANT

To:

Date:

HDL THERAPEUTICS, INC. (the “Company”) hereby grants you an option (the “Option”), pursuant to the HDL THERAPEUTICS, INC. 2008 INCENTIVE STOCK OPTION AND RESTRICTED STOCK PLAN (the “Plan”) to purchase up to            shares of the Common Stock of the Company (the “Option Shares”) at a price of $                 per share. The date of the grant of this Option is as indicated above. It has been determined that, on this date, the fair market value of the Common Stock of the Company is $         per share.

The Option [is intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended][IS NOT intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended].

Attached is a copy of the Plan. Your rights under this Option are, in all respects, limited and conditioned as provided in the Plan.

In your review of the Plan, your attention is specifically directed to the time within which you may and must exercise the Option. Your rights under the Option will vest if you continue to provide services to the Company on the following schedule:

Date	Cumulative Option Shares Vested

If your employment or other arrangement with the Company is terminated for any reason prior to a vesting date, no further vesting will occur on or after the effective date of termination.

Please note that the Plan does not require that you exercise any vested rights under the Option as to any particular number of Option Shares at any particular time, but that your right to exercise this Option will in all events expire            years from the date of this Option Grant and will be subject to an earlier termination if your employment or

A-1

other applicable engagement with the Company is for any reason terminated prior to the expiration of that time period.

The purchase price for shares of Common Stock acquired by you pursuant to the Option shall be payable [as provided in Section 9 (Option Price/Payment Terms) of the Plan] [as follows: {INSERT METHOD OF PAYMENT}].

Your exercise of the Option shall only be by means of the Notice of Exercise which is attached to the Plan.

The Option Shares have not been registered, nor does the Company have any obligation to register the Option Shares, under the Securities or the securities laws of any state. Accordingly, upon any exercise of this Option, Option Shares will not be freely transferable and may not be sold or otherwise disposed of, or transferred, unless a registration statement relating to the Option Shares is then in effect under such Act and applicable state securities laws, or unless an exemption from registration is established under those laws. Any transfer pursuant to exception from applicable Federal and state securities laws is subject to the written consent of HDL THERAPEUTICS, INC., which may condition such consent upon receipt of the opinion of counsel, in form and substance satisfactory to HDL THERAPEUTICS, INC. to the effect that such registration is not required.

If you have any questions or comments regarding this Option or this Plan, please do not hesitate to discuss them with the undersigned.

HDL THERAPEUTICS, INC.

By:

Its:

I have received and reviewed a copy of the Plan and acknowledge and agree that the grant evidenced by this instrument is in all respects governed by the Plan.

Signature of Optionee:

Name of Optionee (Please print):

Date:

A-2

EXHIBIT B

NOTICE OF EXERCISE

To:	HDL THERAPEUTICS, INC.

Date:

The undersigned, pursuant to the Option Grant dated            , 2     (the “Option”) made by HDL THERAPEUTICS, INC. (the “Company”) under the HDL THERAPEUTICS, INC. 2008 INCENTIVE STOCK OPTION AND RESTRICTED STOCK PLAN (the “Plan”) hereby exercises the right to purchase              shares of Common Stock of the Company at the price of $                              per share. Enclosed is the consideration for those shares of Common Stock.

I acknowledge that the Common Stock issued to me will be subject to all restrictions contained in this Plan, including, without limitation, restrictions on transfer of the Common Stock and the right of the Company under specified conditions to redeem the Common Stock.

I acknowledge that the Common Stock has not been registered under any federal or state securities law and that I may not transfer the Common Stock unless a registration is then in effect or the transfer is exempted from registration. I acknowledge that any proposed transfer in reliance upon exemption from registration is subject to the written consent of the Company, which consent may be conditioned upon receipt of a satisfactory opinion of counsel with respect to such exemption.

I represent that the Common Stock is being acquired by me as an investment and not with the view to sale or distribution.

[NAME OF OPTIONEE]

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ESPERION THERAPEUTICS, INC.

Amendment to 2008 Incentive Stock Option and Restricted Stock Plan

This Amendment (this “Amendment”) to the 2008 Incentive Stock Option and Restricted Stock Plan (the “Plan”) of Esperion Therapeutics, Inc., a Delaware corporation (the “Company”), was adopted by the Board of Directors of the Company on December 5, 2012, and by the written consent of the stockholders of the Company on December 7, 2012, such amendment to be effective immediately. The Plan is hereby amended as follows:

1. The aggregate number of shares of Common Stock of the Company that may be issued pursuant to Options or Restricted Stock Grants under the Plan in Section 4 of the Plan is hereby amended to “5,000,000.”

Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.

Adopted by the Board of Directors of the Company on December 5, 2012.

Adopted by the Stockholders of the Company on December 7, 2012.

ESPERION THERAPEUTICS, INC.

Amendment to 2008 Incentive Stock Option and Restricted Stock Plan

This Amendment (this “Amendment”) to the 2008 Incentive Stock Option and Restricted Stock Plan, as amended (the “Plan”), of Esperion Therapeutics, Inc., a Delaware corporation (the “Company”), was adopted by the written consent of the Board of Directors of the Company on March 25, 2013, and by the written consent of the stockholders of the Company on March 25, 2013, such amendment to be effective immediately. The Plan is hereby amended as follows:

1. The aggregate number of shares of Common Stock of the Company that may be issued pursuant to Options or Restricted Stock Grants under the Plan in Section 4 of the Plan is hereby amended to “5,800,000.”

Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.

Adopted by the Board of Directors of the Company on March 25, 2013.

Adopted by the Stockholders of the Company on March 25, 2013.